EXHIBIT 2.5

SECOND AMENDMENT OF REGISTRATION RIGHTS AGREEMENT

December 21, 2007

Reference is made to that certain Registration Rights Agreement (as amended, the “Agreement”) entered into as of July 25, 2007 by and among Origin Agritech Ltd., a British Virgin Islands limited liability company (the “Company”), State Harvest Holdings Limited, a British Virgin Islands limited liability company wholly-owned by the Company (the “Guarantor”) and Citadel Equity Fund Ltd. (the “Purchaser”). All capitalized terms used in this amendment (this “Amendment”) but not defined herein shall have the meanings assigned to such terms in the Agreement.

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. Pursuant to the Section 11(a) of the Agreement, no provision of the Agreement can be amended without the Company having obtained the written consent of Majority Holders; and

B. The Company, the Guarantor and the Purchaser, being the sole Majority Holder, have agreed to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in accordance with Section 11(a) of the Agreement and in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Purchaser, intending to be legally bound hereby, agree to the following:

1.	Section 1 of the Agreement is hereby amended by:

(a) deleting the definition of “Majority Holders” therein and replacing such definition with the following:

“ “Majority Holders” shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Notes constituting Registrable Convertible Securities shall be deemed to be the Holders of the number of Shares into which such Notes are or would be convertible as of such date.”;

(b) adding the definition of “Notes Eligibility Date” therein in alphabetical order as follows:

“ “Notes Eligibility Date” has the meaning assigned thereto in Section 2(f).”;

(c) adding the definition of “Notes Registration Amendment” therein in alphabetical order as follows:

“ “Notes Registration Amendment” has the meaning assigned thereto in Section 2(f).”;

(d) adding the definition of “Registrable Convertible Securities” therein in alphabetical order as follows:

“ “Registrable Convertible Securities” means any Notes and the Guarantees until the earliest of (i) their effective registration under the Securities Act and the resale of all such Notes and Guarantees in accordance with the registration statement referred to in Section 2(f), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement, (ii) the date on which such Notes and Guarantees are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Notes and Guarantees relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely transferable without restriction under Rule 144(k) or (iii) the date on which such Notes have been converted (and the related Guarantees have been terminated) or otherwise cease to be outstanding.”;

(e) adding the definition of “Registrable Convertible Securities Notice” therein in alphabetical order as follows:

“ “Registrable Convertible Securities Notice” has the meaning assigned thereto in Section 2(f).”; and

(f) deleting the definition of “Registrable Securities” therein and replacing such definition with the following:

“ “Registrable Securities” means any Shares issuable upon conversion of any Notes constituting Registrable Convertible Securities, until the earliest of (i) their effective registration under the Securities Act and the resale of all such Shares in accordance with the Relevant Registration Statement, (ii) the date on which such Shares are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely transferable without restriction under Rule 144(k) or (iii) the date on which such Shares cease to be outstanding.”

2.	Section 2(a) of the Agreement is hereby amended and restated as follows:

“The Company and the Guarantor agree to file under the Securities Act as promptly as practicable but in any event within 195 days after the latter of (x) the Closing Date and (y) the date on which the Company becomes eligible to so file (the latter date hereinafter being referred to as the “Eligibility Date”), a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company and the Guarantor agree to use their reasonable efforts to cause the Shelf Registration Statement to become effective within 285 days after the Eligibility Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 30 consecutive days per postponement and provided that all such postponement periods total no more than 60 days in the aggregate in any 365-day period if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and the Guarantor shall use its reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (x) the date that there are no longer any Registrable Securities outstanding; (y) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registrable Securities held by Persons that are not Affiliates of the Company; and (z) two years from the date (the “Effective Date”) such Registration Statement is declared effective (the “Effective Period”). Without prejudice to any registration rights, existing as of the date hereof, held by the Company’s securityholders or the Guarantors’ securityholders with respect to the Company’s securities or the Guarantors’ securities, respectively, none of the Company’s securityholders or the Guarantors’ securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company’s securities or the Guarantors’ securities in the Shelf Registration Statement.”

3.	Section 2(d) of the Agreement is hereby amended and restated as follows:

“If any of the following events (any such event a “Registration Default”) shall occur, then additional interest (the “Additional Interest”) shall become payable jointly and severally by the Company and the Guarantor to Holders in respect of the Notes as follows:

(i)  if the Shelf Registration Statement is not filed with the Commission within 195 days following the Eligibility Date, then commencing on the 196th day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 0.25% per annum for the first 90 days following such 196th day and at a rate of 0.50% per annum thereafter; or

(ii)  if the Shelf Registration Statement is not declared effective and does not otherwise become effective within 285 days following the Eligibility Date, then commencing on the 286th day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 0.25% per annum for the first 90 days following such 286th day and at a rate of 0.50% per annum thereafter; or

(iii) if the Company and the Guarantor have failed to perform their obligations set forth in Section 2(c) hereof within the time periods required therein, then commencing on the first day after the date by which the Company and the Guarantor were required to perform such obligations, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

(iv) if the Shelf Registration Statement has been declared effective or has otherwise become effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 4(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

(v) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 4(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Convertible Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

provided, however, that the Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the performance by the Company and the Guarantor of their obligations set forth in Section 2(c) hereof within the time periods required therein (in the case of clause (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iv) above), (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 4(b) to be exceeded (in the case of clause (v) above) or (6) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue.

Additional Interest on the Notes, if any, will be payable in cash on January 25 and July 25 of each year (the “Additional Interest Payment Date”) to holders of record of outstanding Notes that are Registrable Convertible Securities on each preceding January 11 and July 11; provided that any Additional Interest accrued with respect to any Notes or portion thereof called for redemption on a redemption date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Notes that are Registrable Convertible Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest).

The Company shall notify the Trustee promptly upon the happening of each and every Registration Default. The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Convertible Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.”

4.	New Section 2(f) of the Agreement is hereby added in its entirety as follows:

“Upon receipt of a written request from the Majority Holders (the “Registrable Convertible Securities Notice”), the Company and the Guarantor agree to enter into an amendment to this Agreement (the “Notes Registration Amendment”) as soon as reasonably practicable requiring the Company and the Guarantor to file under the Securities Act as promptly as practicable but in any event within 90 days after the latter of (x) the date upon which the Registrable Convertible Securities Notice is delivered to the Company and the Guarantor and (y) the date on which both the Company and the Guarantor become eligible to so file (the latter date hereinafter being referred to as the “Notes Eligibility Date”), a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Convertible Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission; provided, however, that if the Company and the Guarantor are unable to obtain, without the expenditure of unreasonable effort or expense, from the Company’s and Guarantor’s independent auditors or accountants (or former independent auditors or accountants, as may be applicable), all financial statements, reports, consents and approvals that are required (as determined by the Company in its reasonable discretion) to be obtained, filed (or furnished), prepared or completed in connection with such shelf registration statement, then the Company and the Guarantor shall continue to use their reasonable efforts to obtain all such financial statements, reports, consents and approvals from such auditors or accountants and the Notes Eligibility Date shall be deemed to be the date that is 60 days before the date upon which the Company and the Guarantor have received all such financial statements, reports, consents and approvals. The Notes Registration Amendment shall provide for the registration of the Registrable Convertible Securities on terms and conditions substantially corresponding to those set forth in this Agreement with respect to the registration of the Registrable Securities, as may be applicable, except that references to the Eligibility Date in the Notes Registration Amendment shall refer instead to the Notes Eligibility Date.”

5.	Section 10 of the Agreement is hereby amended and restated as follows:

“[Reserved.]”

6.	The Purchaser represents and warrants to the Company and the Guarantor that the Purchaser is the sole holder of (i) all Shares constituting Registrable Securities and (ii) all of the Notes.

7.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

8.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

9.
This Amendment may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ORIGIN AGRITECH LTD.

By:
Name: Han Gengchen
Title: Director

STATE HARVEST HOLDINGS LIMITED

By:
Name: Han Gengchen
Title: Director

CITADEL EQUITY FUND LTD.

By:	Citadel Limited Partnership, its Portfolio
Manager

By:	Citadel Investment Group, L.L.C., its General
Partner

By:
Name:
Title: Authorized Signatory